Corporate Capital Trust 8-K

Exhibit 99.1

News Release
For information contact: Lisa Schultz Chief Communications Officer CNL Financial Group (407) 650-1223

CORPORATE CAPITAL TRUST REPORTS THIRD QUARTER FINANCIAL RESULTS
-- Total investment return for shareholders is 12.5% over the first three quarters of 2012 --

(ORLANDO, Fla.) November 14, 2012 – Corporate Capital Trust (“Company”), a business development company focused primarily on investing in the debt of privately owned U.S. companies, today announced its results for the third quarter ended September 30, 2012.

“We are pleased with the firm's performance for the nine months through September 30,” said Andy Hyltin, CEO and president of Corporate Capital Trust. “We now have $647 million in assets under management, and have participated in more than $89 million in primary issuance transactions as a result of leveraging KKR’s and CNL’s unique relationships and insights.”

Third Quarter and Year-to-Date 2012 Highlights

•	Total return of 12.5% for the Company’s shareholders who held shares over the entire nine months ended September 30, 2012.[1]

•	Corporate Capital Trust’s portfolio continued to maintain a default rate of 0% during the nine months ended September 30, 2012.

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[1] Corporate Capital Trust’s net asset value per share was $9.21 and $9.78 on December 31, 2011 and September 30, 2012, respectively. After considering (i) the overall changes in net asset value per share, (ii) paid distributions of approximately $0.57 per share in the nine months ended September 30, 2012, and (iii) the assumed reinvestment of those distributions at 90% of the prevailing offering price per share, then the total investment return was 12.5% (not annualized) for shareholders who held Corporate Capital Trust shares over the nine month period ended September 30, 2012.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management, LLC

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For the nine months ended September 30, 2012, Corporate Capital Trust participated in more than $89 million of primary issuance transactions, in most cases realizing fee income and/or original issue discount.

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Corporate Capital Trust paid fully covered distributions of $7.07 million and $13.16 million for the three and nine months ended September 30, 2012, respectively. These distributions represented approximately 92% of estimated taxable income as of September 30, 2012.

•	As of September 30, 2012, Corporate Capital Trust had raised gross proceeds of $482.8 million since the commencement of its public offering, including $175.2 million in the third quarter of 2012.

“The Company has had no monetary defaults at this point on any of its transactions, and it is fully covering distributions,” said Paul Saint-Pierre, Corporate Capital Trust’s chief financial officer. “Our success at raising capital is a tribute to the exceptional investing platform that CNL and KKR are providing the Company as it builds its portfolio.”

Financial and Operating Highlights

At September 30, 2012 ($ in millions except per share data)

Gross Assets:	$647
Indebtedness (borrowings under credit facility):	$161
Net Assets:	$450
Net Asset Value Per Share:	$9.78
Leverage Ratio (borrowings/adjusted total assets):	26%

Investment Portfolio Update

As of September 30, 2012, Corporate Capital Trust’s investment portfolio consisted of investment interests in 145 portfolio companies. The primary investment concentrations include (i) senior debt and (ii) subordinated debt securities, which represented 66.0% and 33.9%, respectively, of the debt portfolio at fair value excluding Corporate Capital Trust’s short- term investments. The debt investments in the portfolio were purchased at an average price of 99.9% of par value or stated value, as applicable.

As of September 30, 2012, 42.7% of Corporate Capital Trust’s debt investments, based on fair value, featured floating interest rates, primarily based on London Interbank Offered Rate (or “LIBOR”), and 57.3% of the debt investments featured fixed interest rates. Approximately 82% of the Company’s floating interest rate debt investments had base interest rate floors; the weighted average was 1.49% as of September 30, 2012.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management, LLC

Page 3 / Corporate Capital Trust Reports Third Quarter and Year-to-Date 2012 Financial Results

Recent Events

On September 17, 2012, the Board of Directors of Corporate Capital Trust, Inc. announced that, due to an increase in the Company’s net asset value per share, it increased the public offering price per share from $10.85 to $10.95.

About Corporate Capital Trust
Corporate Capital Trust is an innovative non-traded business development company that offers individuals a unique opportunity to invest in privately owned American companies. The company is externally managed by CNL and KKR and its investment objective is to provide shareholders with current income and, to a lesser extent, long-term capital appreciation. The company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit www.CorporateCapitalTrust.com.

About CNL Financial Group
CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $26 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit www.cnl.com.

About KKR
Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global investment firm with $66.3 billion in assets under management as of September 30, 2012. With offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with investors through its client relationships and capital markets platform. KKR is publicly traded on the New York Stock Exchange (NYSE: KKR). For additional information, please visit KKR’s website at www.kkr.com.

A registration statement relating to the common stock of Corporate Capital Trust, Inc. is filed with the Securities and Exchange Commission.  The offering of Corporate Capital Trust’s common stock is being made solely by means of a written prospectus, which is available at http://www.sec.gov or may be obtained by calling (866) 650-0650, that contains additional information about Corporate Capital Trust and should be read carefully by an investor before investing. This press release is not an offer to sell and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.  Neither the SEC, the Attorney General of the State of New York nor any other regulatory agency has passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management, LLC

Page 4 / Corporate Capital Trust Reports Third Quarter and Year-to-Date 2012 Financial Results

Investors are advised to consider the investment objective, risks, charges and expenses of Corporate Capital Trust carefully before investing. Investment in Corporate Capital Trust’s common stock is subject to various risks, which include, but are not limited to, limited liquidity, a limited operating history, conflicts of interests, liquidation at less than the original amounts invested and no assurances as to the sustainability of distributions.

The information in this press release may include "forward-looking statements." These statements are based on the beliefs and assumptions of Corporate Capital Trust’s management and on the information currently available to management at the time of such statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Forward-looking statements generally can be identified by the words "believes," "expects," "intends," "plans," "estimates" or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from Corporate Capital Trust’s expectations include those disclosed in the current prospectus for the public offering of Corporate Capital Trust’s common stock.

Past performance statements are not indicative of future results.

CNL Fund Advisors Company (CNL) and KKR Asset Management LLC (KKR) are affiliates of CNL Financial Group and KKR & Co. L.P., respectively.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management, LLC